UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

BAKER HUGHES COMPANY			BAKER HUGHES, A GE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road

Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Title of each class Trading Name of each exchange on which registered

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	New York Stock Exchange
5.125% Senior Notes due 2040	-	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 10, 2019, Baker Hughes, a GE company, LLC (“BHGE LLC”) entered into a Credit Agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and certain lenders party thereto for the provision of a revolving credit facility.

Subject to certain permitted extensions, the New Credit Agreement has a term of five years and provides for an aggregate principal amount of $3.0 billion of loans thereunder.

The revolving loans will bear interest at a rate per annum based upon, depending on the type of loan, the Eurodollar rate or the alternative base rate, plus in each case, a ratings-based margin.

The unpaid principal amount of each loan matures on December 10, 2024, and accrued interest on each loan is payable in arrears on each applicable interest payment date.

The New Credit Agreement contains (i) certain customary representations and warranties, (ii) certain customary affirmative covenants, (iii) certain customary negative covenants and (iv) certain customary events of default, including among other things, cross-acceleration to certain indebtedness, and certain events of bankruptcy. If such an event of default occurs, the lenders under the New Credit Agreement would be entitled to accelerate amounts due under the New Credit Agreement.

The above summary of the terms of the New Credit Agreement is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 10, 2019, in connection with BHGE LLC’s entry into the New Credit Agreement, BHGE LLC terminated its existing five-year committed $3.0 billion revolving credit agreement dated as of July 3, 2017, among BHGE LLC, certain lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. No borrowings were outstanding under the 2017 Credit Agreement as of the termination date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 10, 2019, among Baker Hughes, a GE company, LLC, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
101.SCH*	Inline XBRL Schema Document
101.CAL*	Inline XBRL Calculation Linkbase Document
101.LAB*	Inline XBRL Label Linkbase Document
101.PRE*	Inline XBRL Presentation Linkbase Document
101.DEF*	Inline XBRL Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baker Hughes Company

Date:	December 11, 2019	By:	/s/ Lee Whitley
			Name:	Lee Whitley
			Title:	Associate General Counsel and Corporate Secretary

Baker Hughes, a GE company, LLC

Date:	December 11, 2019	By:	/s/ Lee Whitley
			Name:	Lee Whitley
			Title:	Associate General Counsel and Corporate Secretary